Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2023 RESULTS

•Second quarter GAAP earnings per share was $0.64 in 2023, compared to $0.63 in 2022
•Reaffirming 2023 earnings guidance range of $2.82 - $2.96

MADISON, Wis. - August 3, 2023 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended June 30 as follows:

	GAAP EPS
	2023	2022
Utilities and Corporate Services	$0.65	$0.61
American Transmission Company (ATC) Holdings	0.03	0.03
Non-utility and Parent	(0.04)	(0.01)
Alliant Energy Consolidated	$0.64	$0.63

“Our results for the first half of the year are on track, and we are reaffirming our 2023 earnings guidance,” said John Larsen, Alliant Energy Board Chair and CEO. “We continue delivering on our customer-focused strategy, bringing value to the communities we serve by investing in a diverse energy mix and ensuring a safe, reliable and resilient grid.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.65 per share of GAAP EPS in the second quarter of 2023, which was $0.04 per share higher than the second quarter of 2022. The primary drivers of higher EPS were higher revenue requirements and allowance for funds used during construction (AFUDC) from Wisconsin Power and Light Company’s (WPL’s) capital investments, and WPL electric fuel-related costs, net of recoveries. These items were partially offset by lower retail electric and gas sales as a result of temperatures, and higher interest expense. Retail electric and gas sales were higher than normal in 2022 due to the impacts of warmer than normal temperatures, while temperatures had minimal impact in the second quarter of 2023.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.04) per share of GAAP EPS in the second quarter of 2023, which was a $0.03 per share earnings decrease compared to the second quarter of 2022. The lower EPS was primarily driven by higher interest expense.

Details regarding GAAP EPS variances between the second quarters of 2023 and 2022 for Alliant Energy are as follows:

Variance
Revenue requirements and higher AFUDC from WPL capital investments	$0.06
WPL electric fuel-related costs, net of recoveries	0.03
Estimated temperature impact on retail electric and gas sales	(0.05)
Higher interest expense	(0.05)
Other	0.02
Total	$0.01

Revenue requirements and higher AFUDC from WPL capital investments - In December 2021, WPL received an order from the Public Service Commission of Wisconsin (PSCW) approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2022/2023 Test Period. In December 2022, WPL received an order from the PSCW approving an additional annual base rate increase of $9 million for WPL’s retail gas customers covering the 2023 Test Period. WPL recognized a $0.03 per share increase in the second quarter of 2023 due to higher revenue requirements from increasing rate base, including investments in solar generation. The construction activity related to these investments also resulted in $0.03 per share higher AFUDC in the second quarter of 2023.

WPL electric fuel-related costs, net of recoveries - WPL recognized $0.03 per share of higher earnings from changes in WPL electric fuel-related costs since actual fuel and purchased power prices were lower than the 2023 fuel component of retail electric rates, compared to the second quarter of 2022 when actual fuel and purchased power prices were higher than the 2022 fuel component of retail electric rates.
Estimated temperature impact on retail electric and gas sales - Temperatures had minimal impact on Alliant Energy’s retail electric and gas sales in the second quarter of 2023, compared to an estimated increase of $0.05 per share in the second quarter of 2022 due to the impacts of warmer than normal temperatures on customer demand.

Higher interest expense - Total long-term debt increased due to additional financings in 2022 and 2023 largely to fund capital expenditures, including the solar expansion program in Wisconsin. In addition, increases in short-term debt interest rates contributed to higher interest expense in the second quarter of 2023 compared to the same period in 2022.

2023 Earnings Guidance

Alliant Energy is reaffirming its consolidated EPS guidance for 2023 of $2.82 - $2.96. Assumptions for Alliant Energy’s 2023 EPS guidance include, but are not limited to:

•Ability of Interstate Power and Light Company (IPL) and WPL to earn their authorized rates of return
•Stable economy and resulting implications on utility sales
•Normal temperatures in its utility service territories
•Execution of cost controls
•Execution of capital expenditure and financing plans
•Consolidated effective tax rate of 2%

The 2023 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC, changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy, or certain nonrecurring or infrequent items that are, in management’s view, not reflective of ongoing operations.

Because Alliant Energy is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, 2023 EPS, the EPS guidance may not align with GAAP EPS if the assumptions described above are not realized or any nonrecurring or infrequent items occur, and no reconciliation is being provided.

Earnings Conference Call

A conference call to review the second quarter 2023 results is scheduled for Friday, August 4, 2023 at 9 a.m. central time. Alliant Energy Board Chair and Chief Executive Officer John Larsen, President and Chief Operating Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-886-7786 (Toll-Free - North America) or 416-764-8658 (Local), passcode 93484209. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 995,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the direct or indirect effects resulting from cyber security incidents or attacks on Alliant Energy’s, IPL’s or WPL’s physical infrastructure, or responses to such incidents;

•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•inflation and higher interest rates;
•changes in the price of delivered natural gas, transmission, purchased electricity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into and any decisions made regarding the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines and project costs, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•the future development of technologies to reliably store and manage electricity, as well as electrification of other economic sectors;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, and adjustments made to deferred tax assets and liabilities;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•weather effects on results of utility operations;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits and future changes in environmental laws and regulations, including changes to the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule emissions allowances and federal, state or local regulations for greenhouse gases emissions reductions from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;

•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities or on the operations of Alliant Energy’s investments;
•the direct or indirect effects resulting from the ongoing novel coronavirus (COVID-19) pandemic and the spread of variant strains;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2023 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2023 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures.

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three and six months ended June 30, 2023 and 2022. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that will be reported and reconciled to the most directly comparable GAAP measure, operating income, in our second quarter 2023 Form 10-Q.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended June 30:

EPS:	GAAP EPS
	2023	2022
IPL	$0.35	$0.35
WPL	0.29	0.25
Corporate Services	0.01	0.01
Subtotal for Utilities and Corporate Services	0.65	0.61
ATC Holdings	0.03	0.03
Non-utility and Parent	(0.04)	(0.01)
Alliant Energy Consolidated	$0.64	$0.63

Earnings (in millions):	GAAP Income (Loss)
	2023	2022
IPL	$89	$87
WPL	72	63
Corporate Services	3	4
Subtotal for Utilities and Corporate Services	164	154
ATC Holdings	8	8
Non-utility and Parent	(12)	(3)
Alliant Energy Consolidated	$160	$159

The following tables provide a summary of Alliant Energy’s results for the six months ended June 30:

EPS:	GAAP EPS
	2023	2022
IPL	$0.64	$0.69
WPL	0.64	0.62
Corporate Services	0.02	0.03
Subtotal for Utilities and Corporate Services	1.30	1.34
ATC Holdings	0.07	0.07
Non-utility and Parent	(0.09)	(0.01)
Alliant Energy Consolidated	$1.28	$1.40

Earnings (in millions):	GAAP Income (Loss)
	2023	2022
IPL	$161	$173
WPL	160	156
Corporate Services	6	7
Subtotal for Utilities and Corporate Services	327	336
ATC Holdings	18	17
Non-utility and Parent	(22)	(2)
Alliant Energy Consolidated	$323	$351

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Revenues:
Electric utility	$799	$812	$1,567	$1,586
Gas utility	77	94	353	356
Other utility	13	13	25	23
Non-utility	23	24	45	47
	912	943	1,990	2,012
Operating expenses:
Electric production fuel and purchased power	166	191	322	359
Electric transmission service	138	133	284	271
Cost of gas sold	33	48	215	216
Other operation and maintenance:
Energy efficiency costs	13	13	33	24
Non-utility Travero	16	18	32	34
Other	134	135	273	262
Depreciation and amortization	167	166	333	332
Taxes other than income taxes	28	27	59	54
	695	731	1,551	1,552
Operating income	217	212	439	460
Other (income) and deductions:
Interest expense	96	78	190	152
Equity income from unconsolidated investments, net	(14)	(16)	(31)	(32)
Allowance for funds used during construction	(24)	(13)	(43)	(24)
Other	(1)	—	2	1
	57	49	118	97
Income before income taxes	160	163	321	363
Income tax expense (benefit)	—	4	(2)	12
Net income attributable to Alliant Energy common shareowners	$160	$159	$323	$351
Weighted average number of common shares outstanding:
Basic	251.7	250.9	251.4	250.7
Diluted	251.9	251.1	251.6	251.0
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.64	$0.63	$1.28	$1.40

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2023	December 31, 2022
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$13	$20
Other current assets	1,125	1,230
Property, plant and equipment, net	16,306	16,247
Investments	584	559
Other assets	2,355	2,107
Total assets	$20,383	$20,163
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$409	$408
Commercial paper	391	642
Other short-term borrowings	50	—
Other current liabilities	1,043	1,313
Long-term debt, net (excluding current portion)	8,186	7,668
Other liabilities	3,852	3,856
Alliant Energy Corporation common equity	6,452	6,276
Total liabilities and equity	$20,383	$20,163

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2023	2022
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$573	$564
Accounts receivable sold to a third party	(262)	(264)
Net cash flows from operating activities	311	300
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(758)	(550)
Other	(62)	(43)
Cash receipts on sold receivables	272	233
Proceeds from sales of partial ownership interest in West Riverside	120	—
Other	(54)	(10)
Net cash flows used for investing activities	(482)	(370)
Cash flows from financing activities:
Common stock dividends	(226)	(215)
Proceeds from issuance of common stock, net	76	13
Proceeds from issuance of long-term debt	862	650
Payments to retire long-term debt	(404)	(304)
Net change in commercial paper and other short-term borrowings	(146)	(116)
Contributions from noncontrolling interest	—	29
Other	(1)	(7)
Net cash flows from financing activities	161	50
Net decrease in cash, cash equivalents and restricted cash	(10)	(20)
Cash, cash equivalents and restricted cash at beginning of period	24	40
Cash, cash equivalents and restricted cash at end of period	$14	$20

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2023	June 30, 2022
Common shares outstanding (000s)	252,719	250,926
Book value per share	$25.53	$24.46
Quarterly common dividend rate per share	$0.4525	$0.4275

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Utility electric sales (000s of megawatt-hours)
Residential	1,618	1,714	3,424	3,659
Commercial	1,501	1,525	3,055	3,137
Industrial	2,595	2,659	5,158	5,256
Industrial - co-generation customers	268	229	545	464
Retail subtotal	5,982	6,127	12,182	12,516
Sales for resale:
Wholesale	678	677	1,376	1,398
Bulk power and other	1,104	779	2,347	2,004
Other	14	15	29	31
Total	7,778	7,598	15,934	15,949
Utility retail electric customers (at June 30)
Residential	842,376	836,411
Commercial	145,245	144,760
Industrial	2,416	2,426
Total	990,037	983,597
Utility gas sold and transported (000s of dekatherms)
Residential	3,218	4,017	16,263	19,378
Commercial	2,640	3,104	11,140	12,693
Industrial	445	484	1,211	1,630
Retail subtotal	6,303	7,605	28,614	33,701
Transportation / other	25,778	22,382	58,392	52,260
Total	32,081	29,987	87,006	85,961
Utility retail gas customers (at June 30)
Residential	380,242	377,777
Commercial	44,762	44,602
Industrial	324	337
Total	425,328	422,716

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Electric margins	$—	$15	($9)	$21
Gas margins	(2)	2	(7)	6
Total temperature impact on margins	($2)	$17	($16)	$27

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Normal	2023	2022	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	568	837	682	3,723	4,586	4,117
Madison, Wisconsin (WPL)	736	868	815	3,920	4,587	4,342
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	274	299	249	274	299	251
Madison, Wisconsin (WPL)	207	276	193	207	276	195

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.